                                                                    EXHIBIT 11.1

                    COMPUTATION OF PER SHARE INCOME (LOSS)
                                  (unaudited)

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
                                                   THREE MONTHS ENDED SEPTEMBER 30,            NINE MONTHS ENDED SEPTEMBER 30,
                                                   --------------------------------            -------------------------------

                                                         1998             1997                    1998              1997
                                                   ---------------   --------------            --------------   --------------
Net income (loss)                                  $        50,575         (514,734)           $      571,035       (2,180,216)
                                                   ---------------   --------------            --------------   --------------
Common shares outstanding at beginning
     of period                                           4,758,004        3,450,000                 3,855,000        3,450,000

Net effect of shares issued during the period               65,217         (486,685)                  691,757         (164,011)
                                                   ---------------   --------------            --------------   --------------
Shares used in computing basic income
     (loss) per share                                    4,823,221        2,963,315                 4,546,757        3,285,989
                                                   ---------------   --------------            --------------   --------------

Net effect of dilutive stock options                         5,897                -                    27,303                -
                                                   ---------------   --------------            --------------   --------------

Shares used in computing diluted income
     (loss) per share                                    4,829,118        2,963,315                 4,574,060        3,285,989
                                                   ===============   ==============            ==============   ==============

Basic income (loss) per share                      $          0.01            (0.17)           $         0.13            (0.66)
                                                   ===============   ==============            ==============   ==============

Diluted income (loss) per share                    $          0.01            (0.17)           $         0.12            (0.66)
                                                   ===============   ==============            ==============   ==============
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